Exhibit 10.1

AMENDMENT NO. 1 TO

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This AMENDMENT NO. 1 TO THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”) is entered into as of the 19th day of December, 2012, by and between MFA FINANCIAL, INC., a Maryland corporation (“MFA”), and Ronald Freydberg (“Executive”).

W I T N E S S E T H:

WHEREAS, the parties hereto entered into that certain Amended and Restated Employment Agreement, as of June 30, 2011 (the “Agreement”) (capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Agreement); and

WHEREAS, the parties hereto desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Section 1 (Term of Employment) of the Agreement is hereby amended by deleting subsection (b) in its entirety and replacing it with the following:

“(b) The term of employment (the “Term of Employment”) under this Agreement shall continue until December 31, 2013; provided that if December 31, 2013, occurs during a Garden Leave period, the Term of Employment shall continue through the end of such Garden Leave.  The Term of Employment may also be terminated in accordance with Paragraph 5 hereof.”

2.                                      Section 3 (Compensation) of the Agreement is hereby amended by deleting in its entirety the last sentence of the second paragraph of subsection (b) thereof and replacing such sentence with the following:

“The amount of the Executive’s annual bonus for 2012 and any year thereafter shall be determined by the Compensation Committee in its discretion.”

3.                                      Section 6 (Definitions) of the Agreement is hereby amended by deleting subsection (h) in its entirety and replacing it with the following:

“Restricted Period.  “Restricted Period” shall mean the period commencing on the Effective Date and ending on December 31, 2013; provided that if December 31, 2013, occurs during a Garden Leave period, the Restricted Period shall continue through the end of such Garden Leave.”

4.                                      Except as specifically set forth herein, the Agreement and all of its terms and conditions remain in full force and effect, and the Agreement is hereby ratified and confirmed in all respects, except that on or after the date of this Amendment all references in the Agreement to “this Agreement,” “hereto,” “hereof,” “hereunder,” or words of like import shall mean the Agreement as amended by this Amendment.

5.                                      This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

6.                                      This Amendment and all rights hereunder, and any claims or disputes relating hereto, shall be governed by and construed in accordance with the laws of the State of Maryland (without regard to its choice of law provisions).

7.                                      This Amendment shall be binding upon and inure to the benefit of MFA and the Executive and their respective successors, heirs (in the case of the Executive) and assigns.  The Agreement, as amended by this Amendment, contains the entire agreement between MFA and the Executive concerning the subject matter thereof, as amended by this Amendment, and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between them with respect thereto.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

COMPANY:

MFA FINANCIAL, INC.

By:	/s/ Stewart Zimmerman
Name: Stewart Zimmerman
Title: Chief Executive Officer

EXECUTIVE:

/s/ Ronald A. Freydberg
Ronald A. Freydberg